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

                                                                    Exhibit 12.3


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                          Year ended December 31, 1993
                                 (in thousands)





Net income from continuing operations       $118,218

Income taxes                                  36,146

Fixed charges                                121,499
                                            --------

     Total                                  $275,863
                                            ========

Interest expense                            $114,153
Interest component of rentals                  7,346
                                            --------

     Total                                  $121,499
                                            ========
Ratio of earnings to fixed charges              2.27
                                            ========

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